EXHIBIT 3.02
               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                            DIGITAL LIGHTWAVE, INC.
                  (Originally incorporated on January 3, 1996)

       FIRST:     The name of the Corporation is Digital Lightwave, Inc.

       SECOND: The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the city of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

       THIRD:     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

       FOURTH:

       (a) General. The aggregate number of shares which the Corporation is authorized to issue is 220,000,000 shares, of which 20,000,000 shall be shares of Preferred Stock, par value $.0001 per share (the "Preferred Stock") and 200,000,000 shall be shares of Common Stock, par value $.0001 per share (the "Common Stock").

       (b) Preferred Stock. The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article Fourth, to provide for the issuance of the shares of the Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

       The authority of the Board of Directors with respect to each series of the Preferred Stock shall include, but not be limited to, determination of the following:

             (i) The number of shares constituting that series and the distinctive designation of that series;

             (ii) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

             (iii) Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

             (iv) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

             (v) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

             (vi) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

             (vii) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and
             (viii) Any other relative rights, preferences and limitations of that series.

       (c)   Common  Stock.   Each share of Common Stock issued and outstanding
shall have one vote upon matters submitted to the common stock stockholders for a vote.

       FIFTH: The Board of Directors shall have the power to adopt, amend and repeal the Bylaws of the Corporation (except so far as the Bylaws of the Corporation adopted by the stockholders shall otherwise provide). Any Bylaws adopted by the directors under the powers conferred hereby may be amended or repealed by the Board of Directors or the stockholders.

       SIXTH: Except as otherwise required by law and subject to the rights of the holders of the Preferred Stock, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board of Directors, the Board of Directors pursuant to a resolution approved by a majority of the whole Board of Directors or by the holders of a majority of outstanding shares of Common Stock.

       SEVENTH:

       (a) The business and affairs of the Corporation shall be managed by the Board of Directors of the Corporation.

       (b) Except as otherwise provided for or fixed by or pursuant to the provisions of Article Fourth hereof relating to the rights of the holders of Preferred Stock to elect directors under specified circumstances, the number of the directors of Corporation shall be fixed from time to time by or pursuant to the Bylaws of the Corporation. The directors shall be elected each year at the annual meeting of stockholders of the Corporation, except as provided for in the Certificate of Incorporation of the Corporation or the Bylaws of the Corporation, and each director shall serve until his successor shall be elected and qualified or until the director's earlier death, resignation, removal or disqualification.

       (c)   Advance  notice  of  stockholder  nominations  for the election of directors shall be given in the manner provided in the Bylaws of the Corporation. Election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

       (d) Except as otherwise provided for or fixed by or pursuant to the provisions of Article Fourth hereof relating to the rights of the holders of Preferred Stock to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

       (e) Subject to the rights of any Preferred Stock to elect directors under specified circumstances, any director may be removed from office with or without cause by the affirmative vote of the holders of a majority of the voting power of all shares to Corporation entitled to vote generally in the election of directors, voting together as a single class.

       (f) To the fullest extent permitted by the General Corporation Law of the State of Delaware, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this paragraph shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation with respect to any act or omission occurring prior to the time of such repeal or modification.

       EIGHTH:      [Reserved]

       NINTH:       Subject  to  the  other   terms   of  this  Certificate  of
Incorporation, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred on stockholders herein are granted subject to this reservation.

       TENTH:       The name and address of the sole incorporator is as
                 follows:

                    Bryan J. Zwan
                    601 Cleveland Street, Fifth Floor
                    Clearwater, Florida  34615

       ELEVENTH:    The period of duration of the Corporation is perpetual.

       TWELFTH: The number of the members of the initial Board of Directors is one (1), and the name and address of the person to serve as the initial director of the Corporation until his successors are duly elected and qualified as provided in the Corporation's Bylaws is:

                    Bryan J. Zwan
                    601 Cleveland Street, Fifth Floor
                    Clearwater, Florida  34615

       IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of the Certificate of Incorporation of the Corporation, as amended to date, and which has been duly adopted in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law, to be signed by its duly authorized officer this 21st day of June, 2002.



                                              DIGITAL LIGHTWAVE, INC.


                                        By:
                                        Name:
                                        Title: